                            JOINT SPECIAL MEETING OF
                               THE SHAREHOLDERS OF
                          JOURNAL COMMUNICATIONS, INC.
                           AND THE UNITHOLDERS OF THE
                         JOURNAL EMPLOYEES' STOCK TRUST

                                      PROXY

                               _________ ___, 2003

      This proxy is solicited on behalf of Journal Communications, Inc.'s Board of Directors.

The undersigned appoints Steven J. Smith and Douglas G. Kiel, and each of them, each with full power to act without the other, and each with full power of substitution, as Proxies to vote (1) all of the shares of common stock of Journal Communications, Inc. held of record by the undersigned on _________, 2003 or (2) one share of Journal Communications, Inc. common stock for each Unit of Beneficial Interest of the Journal Employees' Stock Trust held of record by the undersigned on __________, 2003, at the Joint Special Meeting referred to above, to be held on _________, 2003, or any adjournment or postponement thereof. The undersigned also acknowledges receipt of the Joint Proxy Statement/Prospectus relating to the Special Meeting.

This Proxy, when properly executed, will be voted in the manner the undersigned Shareholder or Unitholder directs below. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted FOR each of the proposals listed on the reverse side of this card. Therefore, to direct a vote FOR each of the proposals, you need not mark any box. Simply sign, date and return this Proxy.

If this Proxy is not returned, or if you do not vote via the telephone or the Internet, then the shares of Journal Communications, Inc. common stock you own or that are represented by the Units of Beneficial Interest that you own will not be voted. Failure by any Shareholder or Unitholder to return this Proxy or to vote via the telephone or the Internet will have the effect of a vote against proposals 1 and 2.

Please be sure to sign on the reverse side of this card exactly as your name appears next to the signature line.

      PLEASE REFER TO THE REVERSE SIDE TO VOTE AND FOR VOTING INSTRUCTIONS.

                          JOURNAL COMMUNICATIONS, INC.
                         JOURNAL EMPLOYEES' STOCK TRUST

Journal Communications, Inc.'s Board of Directors and the Trustees of the Journal Employees' Stock Trust recommend that you vote "FOR" proposals 1, 2, 3 and 4.

1. Proposal to approve the Agreement and Plan of Share Exchange, dated as of _______, 2003, by and between Journal Communications, Inc. and The Journal Company:

                                [ ]  FOR          [ ]  AGAINST      [ ]  ABSTAIN

2. Proposal to approve the amendment and termination of the Journal Employees' Stock Trust (or JESTA):

                                [ ]  FOR          [ ]  AGAINST      [ ]  ABSTAIN

3.       Proposal to approve The Journal Company 2003 Equity Incentive Plan:

                                [ ]  FOR          [ ]  AGAINST      [ ]  ABSTAIN

4.       Proposal to approve The Journal Company 2003 Employee Stock Purchase
         Plan:

                                [ ]  FOR          [ ]  AGAINST      [ ]  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Joint Special Meeting or any adjournment or postponement thereof.

         Date ____________, 2003


                                          Signature:____________________________

____________________________________      PLEASE SIGN NAME EXACTLY AS IT APPEARS
                                          TO THE LEFT.

                               VOTING INSTRUCTIONS

                  We encourage you to take advantage of the new and convenient ways to vote your shares or units. If you are voting by proxy, you may vote by mail, telephone or the Internet. Your telephone or Internet vote authorizes the named proxies to vote your shares or units in the same manner as if you marked, signed and returned your proxy card. To vote, please follow these easy steps:

 To vote using the Telephone
(within U.S. and Canada)                   To vote using the Internet                   To vote by Mail
 -----------------------                   --------------------------                   ---------------
o  Call toll free 1-800 _____ in the     o  Go to the following web site:       o  Mark, sign and date the proxy
   United States or Canada any time on      www. __________.                       card.
   a touch tone telephone.  There is
   NO CHARGE to you for the call.        o  Enter the information requested     o  Return the proxy card in the
                                            on your computer screen and            postage-paid envelope provided.
o  Enter the Holder Account Number          follow the simple instructions.
   and Proxy Access Number located
   below.

o  Follow the simple recorded
   instructions.

Option 1: To vote as the Board of
          Directors and Trustees
          recommend on ALL
          proposals, press 1. When
          asked, please confirm your
          vote by pressing 1.

Option 2: If you choose to vote on
          EACH proposal separately,
          press 0 and follow the simple
          recorded instructions.


HOLDER ACCOUNT NUMBER   ______________      PROXY ACCESS NUMBER  _______________


IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY
CARD.

PROXIES SUBMITTED BY TELEPHONE OR THE INTERNET MUST BE RECEIVED BY ______ [P.M.] [MIDNIGHT], CENTRAL TIME, ON ________ ___, 2003, THE DAY BEFORE THE MEETING.

IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.